UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 10, 2008

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa	50266

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 225-5400

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 10, 2008, FBL Financial Group, Inc. issued a news release announcing the retirement of JoAnn W. Rumelhart, Executive Vice President - Farm Bureau Life, effective July 1, 2008. Effective March 1, 2008, Richard J. Kypta, Senior Vice President, General Counsel and Secretary, will assume the responsibility of management of Farm Bureau Life Insurance Company in addition to his current responsibilities. The news release is furnished as Exhibit 99.1 hereto. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01     Financial Statements and Exhibits.

Exhibit 99.1 News release of the registrant dated January 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
(Registrant)

Date: January 10, 2008

/s/ James P. Brannen
James P. Brannen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	News release of the registrant dated January 10, 2008